NORTHPORT CAPITAL INC.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

Jimmy C.H. Cheung & Co
Certified Public Accountants	Registered with the Public Company
(A member of Kreston International)	Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Northport Capital Inc.

We have audited the accompanying consolidated balance sheets of Northport Capital Inc. and its subsidiary company as of December 31, 2006 and 2005 and the related consolidated statements of operations and comprehensive income, stockholders’ deficits and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northport Capital Inc., as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company had a net loss of $186,571, an accumulated deficit of $590,400 and a working capital deficiency of $400,328 and used cash in operations of $194,573. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 15. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3, the financial statements for the years ended December 31, 2006 and 2005 have been restated.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

Date: March 13, 2007 except for Note 1(A) and 3, which the date is December 10, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com
Kreston International with offices in Europe America, The Middle East, The Far East and Australia

NORTHPORT CAPITAL INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

ASSETS
	Restated	Restated
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$24,462	$19,999
Accounts receivable, net	-	1,128
Inventories, net	-	361
Other receivables and prepayments	7,899	10,629
Due from a stockholder	-	55,762
Prepaid income tax	-	7,449

Total Current Assets	32,361	95,328

PROPERTY AND EQUIPMENT, NET	85,965	139,795
TOTAL ASSETS	$118,326	$235,123

LIABILITIES AND STOCKHOLDERS' DEFICITS

CURRENT LIABILITIES
Other payables and accrued liabilities	$114,959	$62,846
Due to stockholders	80,333	28,696
Note payable	102,335	-
Value added tax and other taxes payable	1,876	2,856
Deferred revenue	133,186	268,230

Total Current Liabilities	432,689	362,628

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICITS
$ 0.001 par value, 100,000,000 shares authorized, 26,500,000 shares issued and outstanding as of December 31, 2006;
25,000,000 shares issued and outstanding as of
December 31, 2005	26,500	25,000
Additional paid-in capital	128,461	128,218
Retained earnings (Accumulated deficits)
Unappropriated	(590,400)	(403,829)
Appropriated	129,897	129,897
Accumulated other comprehensive loss	(8,821)	(6,791)

Total Stockholders' Deficits	(314,363)	(127,505)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICITS	$118,326	$235,123

The accompanying notes are an integral part of these financial statements

NORTHPORT CAPITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME FOR THE
YEARS ENDED DECEMBER 31, 2006 AND 2005

		Restated
	2006	2005

NET SALES	$382,309	$706,923

COST OF SALES	(214,346)	(272,037)

GROSS PROFIT	167,963	434,886

OPERATING EXPENSES
General and administrative expenses	186,261	221,413
Research and development expenses	125,146	88,868
Depreciation	18,488	31,234
Total Operating Expenses	329,895	341,515

(LOSS) INCOME FROM OPERATIONS	(161,932)	93,371

OTHER INCOME (EXPENSES)
Other income	5,479	3,068
Interest income	109	176
Imputed interest income on due from a stockholder	1,601	3,346
Interest expenses	-	(9,479)
Imputed interest expense on due to a stockholder	(3,344)	(1,722)
Loss on disposals of property and equipment	(5,931)	(648)
Other expenses	(1,644)	(1,733)
Total Other Expenses	(3,730)	(6,992)

(LOSS) INCOME FROM OPERATIONS BEFORE TAXES	(165,662)	86,379

INCOME TAX EXPENSE	(20,909)	(28,096)

NET (LOSS) INCOME	$(186,571)	$58,283

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(2,030)	(6,791)

COMPREHENSIVE (LOSS) INCOME	$(188,601)	$51,492

Net loss per share-basic and diluted	$(0.01)	$0.00

Weighted average number of shares outstanding
during the year-basic and diluted	26,500,000	26,500,000

The accompanying notes are an integral part of these financial statements

NORTHPORT CAPITAL INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICITS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 (RESTATED)

			Restated			Accumulated
	Common Stock		additional	Unappropriated	Aappropriated	other
		Restated	paid-in	accumulated	retained	comprehensive
	Shares	Amount	capital	deficits	earnings	loss	Total
Restated balance at January1, 2005 (business	25,000,000	$25,000	$(15,086)	$(462,112)	129,897	$-	$(322,301)
combination under common control)
Capital contribution from stockholders	-	-	144,928	-	-	-	144,928
Imputed interest on advances from a stockholder	-	-	1,722	-	-	-	1,722
Imputed interest income on advances to a
stockholder	-	-	(3,346)	-	-	-	(3,346)
Net loss for the year	-	-	-	58,283	-	-	58,283
Foreign currency translation loss	-	-	-	-	-	(6,791)	(6,791)
Restated balanceat December 31, 2005	25,000,000	25,000	128,218	(403,829)	129,897	(6,791)	(127,505)
Reorganization of Dalian Beigang into
Northport Capital	1,500,000	1,500	148,500	-	-	-	150,000
Distribution to stockholders of Dalian Beigang	-	-	(150,000)	-	-	-	(150,000)
Imputed interest on advances from a stockholder	-	-	3,344	-	-	-	3,344
Imputed interest income on advances to a
stockholder	-	-	(1,601)	-	-	-	(1,601)
Net loss for the year	-	-	-	(186,571)	-	-	(186,571)
Foreign currency translation loss	-	-	-	-	-	(2,030)	(2,030)
Balance at December 31, 2006	26,500,000	$26,500	$128,461	$(590,400)	129,897	$(8,821)	$(314,363)

The accompanying are an integral part of these financial statements

NORTHPORT CAPITAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

		Restated
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(186,571)	$58,283
Adjusted to reconcile net income to cash used in
operating activities:
Depreciation - cost of sales	38,079	53,808
Depreciation	18,488	31,234
Loss on disposals of property and equipment	5,931	648
Imputed interest income on due from a stockholder	(1,601)	(3,346)
Imputed interest expense on due to a stockholder	3,344	1,722
Changes in operating assets and liabilities
(Increase) Decrease in:
Accounts receivable	1,128	1,730
Inventories	361	134
Other receivables and prepaid expenses	2,730	(6,565)
Prepaid income tax	7,449	19,311
Increase (Decrease):
Other payables and accrued liabilities	52,113	17,327
Deferred revenue	(135,044)	(174,342)
Value added tax and other taxes payable	(980)	(799)

Net cash used in operating activities	(194,573)	(855)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,752)	(10,838)
Due from a stockholder	55,762	(1,414)
Proceeds from disposals of property and equipment	-	4,098
Net cash provided by (used in) investing activities	54,010	(8,154)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from issuance of note payable	102,335	-
Due to a stockholder	51,637	13,270
Repayment of car loan payable	-	(12,986)
Net cash provided by financing activities	153,972	284

EFFECT OF EXCHANGE RATES ON CASH	(8,946)	(6,791)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,463	(15,516)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,999	35,515

CASH AND CASH EQUIVALENTS AT END OF YEAR	$24,462	$19,999

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$13,377	$8,785
Cash paid for interest expenses	$-	$9,479

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES
During 2006, the Company issued 1,500,000 shares of common stock in exchange for all of the registered capital of Dalian Beigang

The accompanying notes are an integral part of these financial statements

NORTHPORT CAPITAL INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Northport Capital Inc. (“Northport Capital”) was incorporated under the laws of the State of Colorado on July 25, 2000 as Dotcom-netmgmt.com Inc. On April 28, 2004, the Board of Directors approved the change of the name of the Company to Northport Capital Inc, an increase of the authorized capital from 25,000,000 shares of common stock to 100,000,000 shares of common stock and approved a forward split of 1:4. Northport Capital retained the current par value of $0.001 and the issued capital was retroactively adjusted to reflect the result of stock split in prior periods by reclassifying from additional paid-in capital to common stock.

Northport Capital has not engaged in business activities of any kind since its incorporation and has not recorded any revenue prior to the merger with Dalian Beigang Information Industry Development Company Limited (“Dalian Beigang”).

Dalian Beigang was incorporated in the People’s Republic of China (“PRC”) on June 20, 1997 with its principal place of business in Dalian, PRC.

Dalian Beigang is principally engaged in the provision of platforms, among other things, to customers in Dalian for electronic filing of tax returns and payment of taxes. In accordance with the business permit, the Company’s right of operation expires on June 19, 2007 and is renewable.

During 2005, Dalian Beigang entered into a project to develop a color printing business in the PRC. The project required funding and the management of Dalian Beigang approved the decision to invest funds to develop the technology to a level where it could be commercially analyzed. A trade name of Colorstar was registered with the China State Administration for Industry and Commerce in China as well as a Chinese patent was applied for on this technology. Currently the development of the system network and self serve digital printer design are at a pilot test stage. All intellectual property rights are reserved in the name of Dalian Beigang.

On June 23, 2005, Northport Capital entered into a definitive agreement with the stockholders of Dalian Beigang in which Northport Capital exchanged 100% of the registered and fully paid up capital of Dalian Beigang for $150,000 satisfied by the issue of 1,500,000 shares of common stock of $0.001 par value to the stockholders of Dalian Beigang. As both companies are under common management, the exchange of shares has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. (see note 2)

Northport Capital and Dalian Beigang are hereafter referred to as (“the Company”).

(B)	Principles of consolidation

The accompanying consolidated financial statements as of December 31, 2006 consolidate the financial statements of Northport Capital and its 100% owned subsidiary Dalian Beigang.

The accompanying consolidated financial statements as of December 31, 2005 reflect the retroactively effect on reorganization of entities and consolidate the financial statements of Northport Capital and its 100% owned subsidiary Dalian Beigang.

All significant inter-company accounts and transactions have been eliminated in consolidation.

(C)	Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)	Control by principal stockholders

Two of the directors and their affiliates or related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding and issued shares of the common stock of the Company. Accordingly, the directors and their affiliates or related parties, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions.

(E)	Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with bankers with a maturity of less than 3 months.

(F)	Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.

(G)	Inventories

Inventories are stated at the lower of cost or market value, cost being determined on a first in first out method. The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

(H)	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Motor vehicles	5 Years
Furniture, fixtures and equipment	5 Years

(I)	Long-lived assets

The Company accounts for long-lived assets under the Statement of Financial Accounting Standards No. 142 and 144 “Accounting Goodwill and Other Intangible Assets” and “Accounting for the impairment or disposal of Long-Lived Assets" (“SFAS No. 142 and 144”). In accordance with SFAS No.142 and 144, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted net cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The Company believes that no impairment of property and equipment exists at December 31, 2006.

(J)	Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instrument is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgments, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

(J)	Fair value of financial instruments (continued)

Trade accounts receivable, other receivables, accounts payable, other payables and accrued liabilities, notes payable and due to stockholders are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

The Company’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, PRC let the RMB to fluctuate ending its decade-old valuation peg to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

(K)	Revenue recognition

The Company provides electronic tax filing services to its customers based on fixed-price contracts with contractual period of one year. The customers are billed on approval of the contracts and based on the terms included in the contracts. The Company recognizes revenue from all of its contracts when the following criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability of the resulting receivable is reasonably assured. Revenue is recognized ratably over the term of the contract and those billed and received in advanced by the Company for future services not yet performed is deferred. On early termination of the contracts, the fees received in advanced will be refunded to the customers.

(L)	Research and development

Research and development costs related to both present and future products are expensed as incurred. Total expenditures on research and development related to the color printing project and charged to general and administrative expenses for the years ended December 31, 2006 and 2005 were $125,146 and $88,868 respectively.

(M)	Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(N)	Foreign currency translation

Northport Capital and Dalian Beigang maintain their accounting records in their functional currencies of US$ and RMB respectively.

Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non- monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements of Dalian Beigang (whose functional currency is RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity. The translation loss recorded for the years ended December 31, 2006 and 2005 was $2,030 and $6,791 respectively.

(O)	Other comprehensive loss

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollars is reported as other comprehensive loss in the statements of operations and stockholders’ deficits. The foreign currency translation loss for the years ended December 31, 2006 and 2005 was $2,030 and $6,791 respectively.

(P)	Income (loss) per share

Basic income (loss) per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted (loss) income per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities for 2006 and 2005.

(Q)	Segments

The Company operates in two reportable segments, provision of platforms for electronic filing of tax returns and payment of taxes and color printing.

(S)	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that will not have that it will not have a material impact on the Company’s financial position

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment to FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that all separately recognized servicing rights be initially measured at fair value, if practicable. In addition, this statement permits an entity to choose between two measurement methods (amortization method or fair value measurement method) for each class of separately recognized servicing assets and liabilities. This new accounting standard is effective January 1, 2007. We do not expect the adoption of SFAS 156 to have an impact on our results of operations or financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation provides that the tax effects from an uncertain tax position can be recognized in the Company’s financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of fiscal 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amend FASB Statements No. 87, 88, 106 and 132(R). This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its financial statements and to recognize changes in that funded status in the year in which the changes occur. The effective date for the Company would be for any full fiscal years ending after December 15, 2006. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

2.	BUSINESS COMBINATION BETWEEN ENTITIES UNDER COMMON CONTROL

The company entered into a definitive agreement, dated June 23, 2005, with the stockholders of Dalian Beigang, 75% owned by two of the Company’s directors who are also stockholders of the Company. Pursuant to the agreement, Northport Capital exchanged 100% of the registered and fully paid up capital of Dalian Beigang for $150,000 satisfied by the issue of 1,500,000 shares of common stock of $0.001 par value to the stockholders of Dalian Beigang. The Company obtained the approval from the PRC government and completed the acquisition on May 17, 2006. Dalian Beigang is now a wholly owned subsidiary of Northport Capital.

The acquisition was accounted for as a reorganization of entities under common control. Accordingly, the operations of Dalian Beigang for the years ended December 31, 2006 and 2005 are included in the consolidated financial statements as if the transactions had occurred at the beginning of the first period presented, each account stated at its historical cost. In this regard, the prior year’s financial statements and financial information have been restated to combine the previously separate entities to furnish comparative information. The results of the restatement were to increase the total assets, total current liabilities and additional paid-in capital as of December 31, 2005 by $235,123, $330,932 and $138,321 respectively, and the net income for the year ended December 31, 2005 by $74,775.

3.	RESTATEMENT OF FINANCIAL STATEMENTS

On April 28, 2004 the Company declared a four for one forward split of its common stock but retained the par value of its shares at $0.001. The Company had erroneously accounted for the forward stock split by reducing the par value of its shares from $0.001 to $0.00025, recording the difference as additional paid in capital. This restatement is made to correctly record common stock at its par value of $0.001 from additional paid in capital.

A summary of significant effects of the restatement is as follows:

	December 31,
	2006	December 31,
	(As Previously	2006
Balance sheet	Reported)	(As Restated)

Current assets	$32,361	$32,361
Property and equipment, net	85,965	85,965
Total assets	118,326	118,326

Current liabilities	432,689	432,689
Stockholders' deficits
Common stock	7,750	26,500
Additional paid-in capital	147,211	128,461
Retained earnings (deficit)
Unappropriated	(590,400)	(590,400)
Appropriated	129,897	129,897
Accumulated other comprehensive loss	(8,821)	(8,821)
Total liabilities and stockholders' deficits	$118,326	$118,326

	December 31,
	2005	December 31,
	(As Previously	2005
Balance sheet	Reported)	(As Restated)

Current assets	$95,328	$95,328
Property and equipment, net	139,795	139,795
Total assets	235,123	235,123

Current liabilities	362,628	362,628
Stockholders' deficits
Common stock	6,250	25,000
Additional paid-in capital	146,968	128,218
Retained earnings (deficit)
Unappropriated	(403,829)	(403,829)
Appropriated	129,897	129,897
Accumulated other comprehensive loss	(6,791)	(6,791)
Total liabilities and stockholders' deficits	$235,123	$235,123

4.	ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Accounts receivable	$-	$1,128
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$-	$1,128

For both of the years ended December 31, 2006 and 2005, the Company has not recorded any provision for doubtful debt.

5.	INVENTORIES

Inventories at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Modems for resale	$-	$361
Less: provision of obsolescence	-	-
	$-	$361

For both of the years ended December 31, 2006 and 2005, the Company has not recorded any provision for obsolete inventories.

6.	OTHER RECEIVABLES AND PREPAYMENTS

Other receivables and prepayments at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Prepaid office rent	$-	$3,559
Deposits	646	626
Advance payments	1,561	248
Due from staff	5,692	6,196
	$7,899	$10,629

7.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31:

	2006	2005

Motor vehicles	$153,802	$187,482
Furniture and office equipment	177,116	262,248
	330,918	449,730
Less: accumulated depreciation	244,953	309,935
Property and equipment, net	$85,965	$139,795

Depreciation expenses for the years ended December 31, 2006 and 2005 were $57,756 and $85,042 respectively.

8.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2006 and 2005 consist of the following:

	2006	2005
Other payables	$11,513	$4,176
Accrued liabilities	103,446	58,670
	$114,959	$62,846

9.	NOTE PAYABLE

Note payable at December 31, 2006 and 2005 consists of the following:

	2006	2005

Note payable to a third party, interest free, secured
by plant and equipment owned by a third party
and guaranteed by a stockholder, due November
2006 and extended to June 2007	$102,335	$-
Interest expense paid for the year ended December 31, 2006 was $0.

10.	COMMITMENTS AND CONTINGENCIES

(A)	Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi- employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provision and contributions made for such employee benefits was $24,670 and $18,942 for the years ended December 31, 2006 and 2005, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)	Commitments

The Company leases office spaces from third parties under two operating leases which expire on January 31, 2007 and March 9, 2007 respectively at a monthly rental of $667 and $1,504 respectively.

As at December 31, 2006, the Company has outstanding commitments of $3,674 with respect to the above non-cancelable operating leases, which are all due in 2007.

11.	SHAREHOLDERS’ EQUITY

(A)	Registered capital

On May 17, 2006 the Company issued 1,500,000 shares of common stock in exchange for all of the registered capital of Dalian Beigang.

(B)	Appropriated retained earnings

The Company’s PRC subsidiary is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. The statutory public welfare fund is restricted for use in capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

The Company made no appropriations to the statutory reserve funds after 2004 because the reserve exceeded 50% of its registered capital after the 2003 appropriation.

12.	INCOME TAX

Northport Capital was incorporated in the United States and has incurred net operating loss for income tax purposes for 2006 and 2005. Northport capital has net operating loss carry forwards for income taxes amounting to approximately $83,100 as at December 31, 2006 which may be available to reduce future years’ taxable income. These carry forwards, will expire, if not utilized, commencing in 2025. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history and continuing losses. Accordingly, a full, deferred tax asset valuation allowance has been provided and no deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded. The valuation allowance at December 31, 2006 was $61,062. The net change in the valuation allowance for 2006 was an increase of $14,469.

Dalian Beigang was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The Company being registered as a new and high technology enterprise is entitled to an income tax reduction. According to the document of reductions approved by the local tax bureau, the income tax rate was reduced from 33% to 15%. The income tax expenses for 2006 and 2005 were $20,909 and $28,096 respectively.

13.	CONCENTRATIONS AND RISKS

During 2006 and 2005, 100% of the Company’s assets were located in China and 100% of the Company’s revenues were derived from companies located in Dalian, China.

14.	SEGMENTS

The Company operates in two reportable segments; provision of platforms for electronic filing of tax returns and payment of taxes and color printing. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on income from operations. All inter-company transactions between segments have been eliminated. As a result, the components of operating income for one segment may not be comparable to another segment. The following is a summary of the Company’s segment information for the years ended December 31, 2006 and 2005:

	Provision of platform
	for electronic filing of	Color
	tax returns	printing	Total
2006
Revenues	$382,309	$-	$382,309
Gross profit	167,963	-	167,963
Net income (loss) from operations	686	(125,146)	(124,460)
Total assets	118,326	-	118,326
Depreciation and amortization	57,756	-	57,756

2005
Revenues	$706,923	$-	$706,923
Gross profit	434,886	-	434,886
Net income (loss) from operations	163,643	(88,868)	74,775
Total assets	235,123	-	235,123
Depreciation and amortization	85,042	-	85,042

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	Year ended December 31,
	2006	2005

Total net (loss) income for reportable segments	$(124,460)	$74,775
Unallocated amounts relating to corporate operations:
Advisory and professional fees	(44,459)	(5,353)
Others	(17,652)	(11,139)
	$(186,571)	$58,283

15.	RELATED PARTY TRANSACTION

As of December 31, 2006, two stockholders loaned $18,454 and $61,879 to the Company as short-term unsecured loans and imputed interest is charged at 6% per annum on the amounts due.

Total imputed interest expenses recorded as additional paid-in capital amounted to $3,344 and $1,722 for the years ended December 31, 2006 and 2005 respectively.

16.	GOING CONCERN

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $590,400 at December 31, 2006 that includes a net loss of $186,571 for the year ended December 31, 2006. The Company’s total current liabilities exceed its total current assets by $400,328 and the Company used cash in operations of $194,573. These factors raise substantial doubt about its ability to continue as a going concern. In view of the matters described above, continued operation of the Company is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.